SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 20, 2014

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8 – Other Events

Item 8.01 – Other Events.

As previously reported by Perma-Fix Environmental Services, Inc. (the “Company”), the facility of Perma-Fix of South Georgia, Inc., a subsidiary of the Company located in Valdosta, Georgia, suffered a fire on August 14, 2013.  The Company filed an insurance claim for losses and damages in connection with the fire, and on June 20, 2014, entered into a settlement agreement and release with one of its insurance carriers. The insurance carrier previously paid approximately $4.65 million on the claim and has agreed to pay an additional $3.85 million under the settlement, for a total settlement amount of $8.5 million.  The Company expects to book the additional $3.85 million of insurance proceeds in the second quarter of 2014.  Perma-Fix of South Georgia, Inc.’s financial results are reported as discontinued operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2014

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

	By:	/s/Ben Naccarato
Ben Naccarato
Vice President and Chief Financial Officer